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                                                                   EXHIBIT 10.4

                            STOCK PURCHASE AGREEMENT


                 THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of April 15, 1996 is between INTREPID FOOD HOLDINGS, INC., a Delaware corporation (the "Company"), the persons and entities listed on Schedule 1.1 hereto (the "Purchasers"), and William R. Voss (the "Founders").


                                    RECITALS

                 The Purchasers and Founder desire to purchase from the Company, and the Company desires to issue to the Purchasers and Founder, in the aggregate, 18,666.667 shares of Series A Preferred Stock of the Company, par value $0.001 per share (the "Preferred Shares"), and 8,333.33 shares of Common Stock of the Company, par value $0.001 per share (the "Common Shares;" the Common Shares and Preferred Shares are sometimes referred to herein as the "Shares"), for an aggregate purchase price of $19,500,000, all upon the terms and subject to the conditions set forth herein.


                                   AGREEMENTS

                 In consideration of the recitals and the respective agreements, covenants, representations and warranties contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                          SALE AND PURCHASE OF SHARES

         1.1 Sale and Purchase of Shares. Upon the terms and subject to the satisfaction of the conditions set forth herein, and in reliance upon the respective representations and warranties of the parties set forth herein, the Company hereby agrees to sell to each of the Purchasers and Founder, and each Purchaser and Founder severally and not jointly agrees to purchase from the Company, at the Closing (as defined herein), the number of Common Shares and Preferred Shares, respectively, set forth next to such Purchaser's or Founder's name on Schedule 1.1, in exchange for the payment of the total purchase price set forth next to such Purchaser's or Founder's name on Schedule 1.1.

         1.2 Closing. The closing of the purchase and sale of the Shares hereunder (the "Closing") will take place at the offices of Hopkins & Sutter, Three First National Plaza, Suite

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3800, Chicago, Illinois on the date hereof or at such other time, date and place as shall be mutually agreed by the Company, the Purchasers and the Founder. At the Closing:

                 (a) the Company will deliver to each Purchaser and Founder certificates for the Common Shares and Preferred Shares, if any, purchased by such Purchaser or Founder, duly executed and registered in the name of such person or entity; and

                 (b) each Purchaser and Founder will deliver to the Company by wire transfer to any account designated by the Company, a payment equal to the total purchase price for such Shares being purchased by such Purchaser or Founder, as set forth on Schedule 1.1.


                                   ARTICLE II

                             CONDITIONS TO CLOSING

         The obligation of each Purchaser and Founder to purchase the Shares being purchased by such Purchaser or Founder at the Closing is subject to the fulfillment to its satisfaction of each of the following conditions:

         2.1 Representations and Warranties Correct. The representations and warranties made by the Company in Article III shall be true and correct when made, and shall be true and correct as of the Closing as if made at the Closing.

         2.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company at or prior to the Closing shall have been performed or complied with.

         2.3 Certificate of Incorporation. At the Closing, the Company shall have delivered to the Purchasers and Founder the Amended and Restated Certificate of Incorporation of the Company in the form of Exhibit A hereto (the "Certificate"), certified by the Secretary of State of the State of Delaware as of a date not more than 5 days prior to the date of the Closing.

         2.4 Registration Agreement. At or prior to the Closing, the Company, the Purchasers and Founder shall have executed and delivered a Registration Agreement in the form of Exhibit B attached hereto (the "Registration Agreement").

         2.5 Stockholders Agreement. At or prior to the Closing, the Company, the Purchasers and Founder shall have executed and delivered a Stockholders Agreement in the form of Exhibit C attached hereto (the "Stockholders Agreement").

         2.6 Option Agreement. At or prior to the Closing, the Company and Founder shall have executed and delivered an Option Agreement in the form of Exhibit D attached hereto (the "Founder Option Agreement").





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         2.7     Legal Investment.  As of the Closing, the purchase of the
Shares by each Purchaser and Founder shall be legally permitted by all laws and regulations to which Founder, such Purchaser and the Company are subject.

         2.8 Purchase by Purchasers and Founder. At the Closing, each Purchaser and Founder shall have purchased the number of Shares set forth next to such Purchaser's or Founder's name on Schedule 1.1.

         2.9     Structure of Company.  (a)  As of the closing:

                 (i) the Company shall own 100% of the issued and outstanding capital stock of Health Valley Company ("Health Valley"), and no person or entity shall have any right to acquire any shares of capital stock or other securities of Health Valley, except the shares of Common Stock of Health Valley issuable to George Mateljan, Jr. pursuant to that certain Option Agreement between Mateljan and Health Valley (the "Seller Option Agreement").

                 (ii) Health Valley shall own 100% of the issued and outstanding capital stock of Health Valley Foods, Inc. and Health Valley Manufacturing Company (the "Health Valley Companies").

                 (iii) Health Valley, the Health Valley Companies and Harris Trust and Savings Bank ("Harris") shall have executed that certain Credit Agreement dated as of the date hereof (the "Credit Agreement"), and Harris shall have indicated that the conditions to the funding of the term loan thereunder shall have been satisfied to Harris's satisfaction.

                 (b) The documents pursuant to which the transactions contemplated by Section 2.9(a) are consummated shall be reasonably acceptable to each Purchaser and such transactions shall have been consummated substantially in accordance with the terms of such documents.

         2.10 Other Documents and Proceedings. As of the Closing, all corporate and other proceedings in connection with the transactions contemplated hereby and by the Stockholders Agreement and the Registration Agreement, and all documents and instruments incident to such transactions, shall be satisfactory in form and substance to each Purchaser and the Founder, and each Purchaser and the Founder shall have received at or prior to the Closing, all such documents as he or it shall have requested.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         As a material inducement to Purchasers and Founder to enter into the transactions contemplated by this Agreement, the Company represents and warrants to Purchasers and Founder as follows:

                 3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.





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                 3.2      Corporate Power.  The Company has all requisite
corporate power and authority, and all licenses, permits and authorizations, necessary to own and operate its properties, to carry on its business as now conducted and to execute, deliver and perform this Agreement and to issue the Shares to be issued hereunder, and to execute, deliver and perform all other instruments, documents and agreements contemplated or required by the provisions of this Agreement to be executed, delivered or performed by the Company.

                 3.3 Authorization of Transaction. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action of the Company, its officers, directors and stockholders and (ii) will not violate, conflict with, result in any breach of any of the terms, conditions or provisions of, constitute (with or without the passage of time or giving of notice or both) a default under, or result in the creation of any lien or encumbrance upon any property of the Company under the provisions of any law, rule, regulation, judgment, writ, injunction, order, decree, agreement, certificate of incorporation, by-law or other instrument to which the Company is a party or by which the Company or any property of the Company may be bound.

                 3.4 Binding Obligation: Valid Issuance. This Agreement has been duly executed by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms except as the enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity.

                 3.5 Capitalization of Company. After the filing of the Certificate, the Company's authorized capital stock consists of 40,000 shares of Common Stock and 25,000 shares of Series A Preferred Stock. After giving effect to the consummation at the Closing of the transactions contemplated by this Agreement, the only shares of capital stock issued and outstanding, reserved for issuance or committed to be issued will be:

                 (a) 13,333.33 fully paid and nonassessable shares of Common Stock, duly issued and outstanding and owned of record and beneficially by the persons or entities listed on Schedule 3.5;

                 (b) 18,666.667 shares of fully paid and nonassessable Preferred Stock, duly issued and outstanding and owned of record and beneficially by the persons or entities listed on Schedule 3.5; and

                 (c) 333 shares of Common Stock reserved for issuance to the Founder pursuant to the Founder Option Agreement.

Except as otherwise provided herein, in the Stockholders Agreement, in the Founder Option Agreement or in that certain Employment Agreement, dated October 2, 1995, by and between the Company and Founder, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any shares of its capital stock or obligations to issue or grant any of the foregoing or any outstanding capital appreciation, profit participation or similar rights with respect to the Company or obligations to issue or grant any such rights.





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         3.6     Capitalization of Health Valley.  As of the Closing, Health
Valley's issued and outstanding capital stock shall consist of 900 fully paid and nonassessable shares of Common Stock, all of which shares shall be owned beneficially and of record by the Company. Except as provided in the Seller Option Agreement, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon Health Valley or the Company for the purchase or acquisition of any shares of Health Valley's capital stock or obligations to issue or grant any of the foregoing or any outstanding capital appreciation, profit participation or similar rights with respect to Health Valley or obligations to issue or grant any such rights. Immediately after the Closing, Health Valley shall own, beneficially and of record, all of the issued and outstanding shares of capital stock of the Health Valley Companies.

         3.7 Absence of Conflicts. To the best knowledge of the Company, no member of the State of Wisconsin Investment Board ("SWIB"), or any SWIB employee has a direct or indirect economic interest in the Company or any of its property or contracts, nor will any member of SWIB or SWIB employee receive, directly or indirectly, anything of substantial economic value for his or her private benefit from the Company or any person or entity acting on its behalf in connection with the investment made by SWIB pursuant to this Agreement.

         3.8 Transaction Documents. There are no agreements or understandings between the Company and Frontenac VI Limited Partnership ("Frontenac VI") other than this Agreement, the Stockholders Agreement, the Registration Agreement, that certain Common Stock Purchase Agreement, dated as of October 2, 1995, by and between the Company, Frontenac VI and Founder (the "Common Stock Purchase Agreement"), and that certain letter agreement dated as of the date hereof by and among Health Valley, the Health Valley Companies and Frontenac VI relating to Frontenac VI's guaranty of the obligations under the Credit Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                           OF PURCHASERS AND FOUNDER

         Each Purchaser and Founder hereby severally and not jointly represents and warrants to the other parties to this Agreement with respect to itself or himself that:

                 (a) such person is acquiring the Shares being acquired by him or it for investment and not with a view to distributing all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act of 1933, as amended (the "Securities Act");

                 (b) such person acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended, or any state securities law, and except as provided in the Registration Agreement, the Company is under no obligation to file a registration statement with the Securities and Exchange Commission or any state securities commission with respect to the Shares;





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                 (c)      such person has such knowledge and experience in
financial and business matters that he or it is capable of evaluating the merits and risks of his or its investment in the Shares;

                 (d) such person is able to bear the complete loss of its or his investment in the Shares (and, with respect to a Purchaser, is not an entity formed solely to make this investment);

                 (e) such person has had the opportunity to ask questions of, and receive answers from, the Company and its management concerning the Shares, and to obtain additional information: and

                 (f) such person or entity is an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of
1933).


                                   ARTICLE V

                            COVENANTS OF THE COMPANY

         5.1 Compliance With Laws. The Company will comply, and will cause each subsidiary to comply, with all laws, rules, regulations, judgments, orders and decrees of any governmental or regulatory authority applicable to it and its respective assets, except where the failure to comply would not have a material adverse effect on the business, assets, properties, operations, or condition, financial or otherwise, of the Company, or the Company's ability to carry out the transactions contemplated by, and performance of obligations under, this Agreement, the Stockholders Agreement and the Registration Agreement. Neither the Company nor anyone acting on its behalf will take any action hereafter that could cause the loss of the exemption from the registration requirements of the Securities Act of 1933 or the sale and issuance of the Shares.

         5.2 Use of Proceeds. The Company will use the proceeds from the sale hereunder (i) to finance Health Valley's purchase of the stock of the Health Valley Companies; (ii) for working capital requirements of the Company and the Health Valley Companies; and (iii) for the payment of the Company's fees and expenses incurred in connection with the transactions contemplated hereby and the purchase of the stock of the Health Valley Companies.

         5.3 Legend. Until (a) the securities represented by such certificate are effectively registered under the Securities Act of 1933, or (b) the holder of such securities delivers to the Company a written opinion of counsel to such holder to the effect that such legend is no longer necessary under the Securities Act of 1933, the Company will cause each certificate representing its securities to be stamped or otherwise imprinted with the following legend:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and thus may not be transferred unless so registered or unless an exemption from registration is available."





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                                   ARTICLE VI

                                 MISCELLANEOUS

         6.1 Consent to Amendments: Waivers. The provisions of this Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Founder and the holder or holders of all of the Common Shares and Preferred Shares. No other course of dealing between the Company and the holder of any securities or any delay in exercising any rights hereunder or under the Certificate shall operate as a waiver of any rights of any such holders. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

         6.2 Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement.

         6.3 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto.

         6.4 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

         6.5 Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to the Company, and shall be deemed to have been given upon delivery, if delivered personally, three days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service:

         If to the Company to:

                 Intrepid Food Holdings, Inc.
                 135 South LaSalle Street
                 Chicago, Illinois 60603
                 Attention:  President

         If to the Purchasers or the Founder, to the addresses specified on
Schedule 1.1 hereof.

         6.6 Governing Law. The corporate law of Delaware will govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by the internal law and not the law of conflicts, of the State of Illinois, and





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the performance of the obligations imposed by this Agreement shall be governed by the laws of the State of Illinois applicable to contracts made and wholly to be performed in that state.

         6.7 Exhibits and Schedules. All exhibits and schedules hereto are an integral part of this Agreement.

         6.8 Exchange of Certificates. Upon surrender by any holder to the Company of any certificate or certificates evidencing Shares, the Company at its expense will issue in exchange therefor, and deliver to such holder, a new certificate or certificates representing such Shares, in such denomination or denominations as may be requested by such holder. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any Shares, and in case of any such loss, theft or destruction, upon delivery of an indemnity agreement satisfactory to the Company (provided that in the case of a financial institution or other institutional investor, its own agreement shall be deemed satisfactory to the Company), or in case of any such mutilation, upon surrender and cancellation of such certificate, the Company at its expense will issue and deliver to any such holder a new certificate evidencing such Shares, in lieu of such lost, stolen, destroyed or mutilated certificate.

         6.9 Termination of Common Stock Purchase Agreement. Effective as of the Closing, Sections 5.1(a), (b) and (e), 5.2, 5.3, 5.4, 5.5, 5.6, 5.7,
5.8, 5.9, 5.10, 5.11 and 5.12 of that certain Common Stock Purchase Agreement, dated as of October 2, 1995, by and between the Company, Frontenac VI Limited Partnership and Founder shall be terminated and of no further force and effect. The other sections of such Common Stock Purchase Agreement shall remain in full force and effect.

         6.10 Transaction Fees. At the Closing, the Company shall cause Health Valley Company to pay (a) to SWIB a commitment fee of $84,766.64, and
(b) to Frontenac Company a fee equal to (A) 1.5% of the purchase price of the stock of the Health Valley Companies, minus (B) $84,766.64.

         6.11 Final Agreement. This Agreement, together with the Stockholders Agreement, the Registration Agreement and the Certificate, constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

         6.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.


                  [Remainder of Page Intentionally Left Blank.
                            Signature page follows.]





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         The parties hereto have executed and delivered this Agreement as of the date first set forth above.

                                       INTREPID FOOD HOLDINGS, INC.,
                                       a Delaware corporation

                                       By:  /S/ William R. Voss
                                          -------------------------------------

                                       Its: President
                                           ------------------------------------


                                       PURCHASERS:

                                       FRONTENAC VI LIMITED
                                       PARTNERSHIP

                                       By:  Frontenac Company
                                       Its: General Partner


                                       By:  /S/ R.S. McEniry
                                          -------------------------------------
                                            a partner


                                       STATE OF WISCONSIN INVESTMENT
                                       BOARD

                                       By:  /S/ Jon Vanderploeg
                                          -------------------------------------

                                       Its: Portfolio Manager
                                           ------------------------------------



                                       FOUNDER:

                                         /S/ William R. Voss
                                       ----------------------------------------
                                       William R. Voss





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